THIRD AMENDING AGREEMENT TO
CREDIT AGREEMENT

THIS AGREEMENT dated as of the 30th day of September, 2006.

BETWEEN:

THE BANK OF NOVA SCOTIA, a Canadian chartered bank

(herein, in its capacity as administrative agent for the Lenders, called the "Administrative Agent")

- and -

GAMMON LAKE RESOURCES INC., a corporation incorporated under the laws of the Province of Quebec

(herein called the "Borrower")

- and -

THE BANK OF NOVA SCOTIA, SOCIÉTÉ GÉNÉRALE (CANADA), and one or more persons to whom the foregoing or their respective permitted assigns may from time to time assign an undivided interest in the Loan Documents (as defined herein) and who agree to be bound by the terms hereof and thereof as a Lender (as defined herein) (herein and therein in their capacities as lenders to the Borrower, collectively called the "Lenders" and individually called a "Lender")

WHEREAS the Borrower, the Lenders and the Administrative Agent entered into a credit agreement made as of October 14, 2005, as amended by amending agreements dated February 24, 2006 and May 19, 2006 (the "Credit Agreement");

AND WHEREAS the parties hereto wish to amend certain provisions of the Credit Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

ARTICLE 1
DEFINED TERMS

1.1   Capitalized Terms. All capitalized terms which are used herein without being specifically defined herein shall have the meanings ascribed thereto in the Credit Agreement.

ARTICLE 2
AMENDMENTS TO CREDIT AGREEMENT

2.1   General Rule. Subject to the terms and conditions herein contained, the Credit Agreement is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Credit Agreement.

2.2   Defined Terms. Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)    The definition of "Concessions" is hereby deleted in its entirety and replaced by the following:

"Concessions" means the mining concessions identified in Exhibit D of the Security Documents referred to in paragraphs 8, 11 and 12 of Schedule H hereto.

(b)    The definition of "Guarantees" is hereby deleted in its entirety and replaced by the following:

""Guarantees" means the unlimited guarantees entered into, or to be entered into, by each of the Guarantors in favour of the Administrative Agent as each may be amended, modified, supplemented or replaced from time to time, in form and substance satisfactory to the Administrative Agent, and pursuant to which the relevant Guarantor guarantees the payment and performance of all Secured Obligations of the Borrower."

(c)    The definition of "Guarantors" is hereby amended by adding the words "Mexgold, Metales, Cubo," immediately after the word "means";

(d)    The definition of "Mexgold Escrow Agreement" is hereby deleted in its entirety;

(e)    The definition of "Permitted Indebtedness" is hereby deleted in its entirety and replaced by the following:

""Permitted Indebtedness" means (without duplication):

(a)    the Secured Obligations of any Company;

(b)    trade payables and other accrued liabilities incurred by any Company in the ordinary course of business;

(c)    Indebtedness of any Company secured by a Permitted Lien;

(d)    Financing Leases or Purchase Money Obligations of any Company in an aggregate amount not to exceed $5,000,000 at any particular time;

(e)    Indebtedness of any of Gammon Holdings or Gammon Mexico to the Borrower;

(f)    Indebtedness of any of Metales or Cubo to Mexgold;

(g)    the Soyopa Indebtedness;

(h)    the MMDT Indebtedness; and

(i)    other Indebtedness of any Company consented to by the Administrative Agent."

(f)    The definition of "Permitted Liens" is hereby amended as follows:

(i)    in paragraph (o) thereof, by deleting "; and " and replacing it with ";";

(ii)    in paragraph (p) thereof, by deleting "."and replacing it with "; and"; and

(iii)   by adding the following paragraph immediately after paragraph (p) thereof:

"(q)    the MMDT Liens."

(g)    The definition of "Reserves" is hereby amended by deleting the reference therein to "Companies" and replacing it with "Gammon Group".

(h)    The following definitions are hereby added in alphabetical order:

"Cubo" means Compania Minera del Cubo S.A. de C.V.

"El Cubo Concessions" means the mining concessions known as "Huematzin", "Socavón de los Alisos", "Santa Fe del Monte", "El Cuarteto", "Ampliación de Pasadena", "San Juan de Tacuitapa", "Albertina o La Merced", "Pimera Ampl De Albertina o la Merced", "El Chupiro", "El Cabrestante", "La China", "Minas Viejas", "San Juan", "Ampl de Cabrestante", "Nueva Luz del Nayal", "San Cayetano Animas y Prov.", "Duranzo Prisco", "La Libertad", "Edelmira II", "La Soledad", "Ampl de la Fragua" and "Unificacion Villapando Sur" located at the village of El Cubo in Guanajuato State, Mexico.

"El Cubo Property" means El Cubo's gold and silver mine in Guanajuato State, Mexico consisting of: consisting of 58 exploitation and exploration concessions that cover approximately 8,000 hectares.

"Gammon Group" means, collectively, the Borrower, Gammon Holdings and Gammon Mexico.

"Guadalupe Property" means Cubo's gold and silver exploration project in Chihuahua, Mexico consisting of four concessions totalling approximately 436 hectares.

"Las Torres Lease" means the lease agreement in respect of the Las Torres Property dated September 7, 2004 between Cubo and Compania Minera Las Torres S.A. de C.V.

"Las Torres Property" means El Cubo's gold and silver mine in Guanajuato State, Mexico operated pursuant to the Las Torres Lease consisting of 50 exploitation concessions encompassing approximately 6,400 hectares, a mill complex and four working mines.

"Metales" means Metales Interamericanos S.A. de C.V.

"Mexgold Consent" means the consent with respect to the Borrower's acquisition of all of the issued and outstanding shares in the capital of Mexgold dated August 3, 2006 executed by the Administrative Agent and the Lenders, as amended by an amendment thereto dated September 14, 2006 executed by the Administrative Agent and the Lenders.

"Mexgold Group" means, collectively, Mexgold, Metales and Cubo.

"MMDT" means Fideicomiso de Fomento Minero (Mexican Mining Development Trust).

"MMDT Loan Document" means the loan and security agreement between Cubo and Nacional Financiera S.N.C. as fiduciary of Fideicomiso de Fomento Minero (Mexican Mining Development Trust) dated December 17, 1999, as amended November 12, 2002 and February 16, 2004.

"MMDT Indebtedness" means the Indebtedness of Cubo pursuant to the MMDT Loan Document.

"MMDT Liens" means the Liens on the MMDT Concessions pursuant to the MMDT Loan Document.

2.3   Reduction of Credit Limits. Section 2.4(b) of the Credit Agreement is hereby amended by deleting the words "(x) at 4:00 p.m. (Toronto time) on September 30, 2006, to U.S.$15,000,000 and (y)".

2.4   Repayment of NRT Facility. Section 9.1 of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

"The Borrower shall pay to the Lenders the full amount of credit outstanding under the NRT Facility in nine instalments as follows:

Date of Repayment	Amount of Repayment
March 30, 2007	U.S.$9,722,222.22
June 29, 2007	U.S.$9,722,222.22

Date of Repayment	Amount of Repayment
September 28, 2007	U.S.$9,722,222.22
December 28, 2007	U.S.$9,722,222.22
March 28, 2008	U.S.$9,722,222.22
June 30, 2008	U.S.$9,722,222.22
September 30, 2008	U.S.$9,722,222.22
December 31, 2008	U.S.$9,722,222.22
March 31, 2009	U.S.$9,722,222.22

On the NRT Maturity Date, the Borrower shall also pay all accrued and unpaid interest thereon and all accrued and unpaid fees with respect thereto."

2.5   Status and Power. Section 10.1(a) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

"Status and Power. The Borrower is a corporation duly incorporated and validly subsisting under the laws of the Province of Quebec. Mexgold is a corporation continued and amalgamated and validly subsisting under the laws of the Province of Ontario. Gammon Holdings is a corporation duly incorporated and validly subsisting under the laws of Barbados. Gammon Mexico, Cubo and Metales are corporations duly incorporated and validly subsisting under the laws of Mexico. Each Company is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required except where the lack of such qualification, registration or licensing could not reasonably be expected to have a Material Adverse Effect. Each Company has all requisite corporate capacity, power and authority to own, hold under licence or lease its properties, to carry on its business as now conducted and to otherwise enter into, and carry out the transactions contemplated by, the Loan Documents to which it is a party."

2.6   Location for Purposes of PPSA. Section 10.1(n) is hereby amended by deleting the table therein and replacing it with the following:

Company	Location
Borrower	Nova Scotia
Gammon Holdings	Nova Scotia
Gammon Mexico	Mexico

Company	Location
Mexgold	Ontario
Cubo	Mexico
Metales	Mexico

2.7   Capital of Guarantors and Mexgold. Section 10.1(r) of the Credit Agreement is hereby amended by (x) deleting the reference to "and Mexgold" in the heading thereof and (y) deleting subparagraph (iii) thereof and replacing it with the following subparagraphs (iii), (iv) and (v):

"(iii) The authorized capital of Mexgold consists of an unlimited number of common shares, of which 60,313,901 common shares have been issued and are outstanding as fully paid and non-assessable. There are no outstanding warrants, options or other agreements which require or may require the issuance of any shares of Mexgold or the issuance of any debt or securities convertible into shares of Mexgold, there are no outstanding debt or securities convertible into shares of Mexgold and there are no shares of Mexgold allotted for issuance. The Borrower is the registered and beneficial owner of all of the common shares of Mexgold. There is no unanimous shareholder agreement with respect to Mexgold;

(iv) The authorized capital of Cubo consists of an unlimited number of common shares, of which 500,000 common shares have been issued and are outstanding as fully paid and non-assessable. There are no outstanding warrants, options or other agreements which require or may require the issuance of any shares of Cubo or the issuance of any debt or securities convertible into shares of Cubo, there are no outstanding debt or securities convertible into shares of Cubo and there are no shares of Cubo allotted for issuance. Mexgold and the Borrower are the registered and beneficial owners of 497,400 and 2,600 common shares of Cubo, respectively. There is no unanimous shareholder agreement with respect to Cubo; and

(v) The authorized capital of Metales consists of an unlimited number of common shares, of which 50 common shares have been issued and are outstanding as fully paid and non-assessable. There are no outstanding warrants, options or other agreements which require or may require the issuance of any shares of Metales or the issuance of any debt or securities convertible into shares of Metales, there are no outstanding debt or securities convertible into shares of Metales and there are no shares of Metales allotted for issuance. Mexgold and the Borrower are the registered and beneficial owners of 49 and 1 common shares of Metales, respectively. There is no unanimous shareholder agreement with respect to Metales."

2.8   Subsidiaries. Section 10.1(s) of the Credit Agreement is hereby amended by deleting the third sentence thereof and replacing it with the following two sentences:

"There are no Subsidiaries of Mexgold other than Cubo and Metales. There are no Subsidiaries of Gammon Mexico, Cubo or Metales."

2.9   Real Property and Leases. Section 10.1(t) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

"Real Property and Leases. No Company owns any real property as at the date hereof. Gammon Holdings and Cubo are not the lessees of any real property as at the date hereof. Gammon Mexico has the legal possession and title to use the Ocampo Property, it is the owner of the constructions located at the Ocampo Property, and is in the process of acquiring ownership title to the Ocampo Property. Cubo has the legal possession and title to use the El Cubo Property, the Las Torres Property and the Guadalupe Property, it is the owner of the constructions located at each such property, and is in the process of acquiring ownership title to each such property. The Borrower has delivered or made available to the Administrative Agent true and complete copies of any lease of real property to which the Borrower, Gammon Mexico and Cubo is a party which the Administrative Agent has requested and all documents to which the Borrower, Gammon Mexico or Cubo is a party affecting the rights or obligations of the Borrower, Gammon Mexico or Cubo, as the case may be, thereunder including, without limitation, any non-disturbance and recognition agreements, subordination agreements, attachment agreements and agreements regarding the term or rental of any of such leases. Neither the Borrower, Gammon Mexico or Cubo is in default of its respective material obligations thereunder nor has either such Company delivered or received any notice of default under any such lease (except as may have been promptly disclosed to the Administrative Agent)."

2.10 Current Ratio. Section 11.1(f) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

"Notwithstanding any other provisions hereof, the Current Ratio shall be calculated with respect to the Gammon Group on a consolidated basis and shall not, for certainty, include any computations, calculations or financial results relating to the Mexgold Group."

2.11  Fixed Charge Coverage Ratio. Section 11.1(g) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

"Notwithstanding any other provisions hereof, the Fixed Charge Coverage Ratio shall be calculated with respect to the Gammon Group on a consolidated basis and shall not, for certainty, include any computations, calculations or financial results relating to the Mexgold Group."

2.12   Notices. Section 11.1(m)(vi) of the Credit Agreement is hereby amended by deleting the reference therein to "either" and replacing it with "any".

2.13   Affirmative Covenants. Section 11.1 of the Credit Agreement is hereby amended by adding the following new paragraphs (t) and (u) beginning immediately after paragraph (s) thereof:

"(t) Mexgold Consent. On or before October 15, 2006, the Borrower shall deliver, or shall cause the applicable Guarantors to deliver, each of the documents, share certificates and opinions referenced in Section 2(b) and in Sections 2(d) to (t), inclusive, of the Mexgold Consent. The Lenders hereby waive the obligation of the Borrower and/or Mexgold under Section 2(c) of the Mexgold Consent.

(u) MMDT Liens. The Borrower shall cause Cubo to use its best commercial efforts to permanently prepay the MMDT Indebtedness as soon as is reasonably possible. Forthwith upon the permanent repayment of the MMDT Indebtedness, the Borrower shall cause Cubo to (i) provide the Administrative Agent with satisfactory evidence of the discharge of the MMDT Liens and the termination of the MMDT Loan Document and (ii) enter into Security Documents necessary to grant the Administrative Agent a Lien on all assets of Cubo that had hitherto been subject to the MMDT Lien, together with all legal opinions with respect thereto deemed necessary by the Administrative Agent. At all times prior to the execution and delivery of said Security Documents by Cubo, the Borrower hereby acknowledges, for and on behalf of Cubo, that the assets of Cubo subject to the MMDT Liens shall be held in trust by Cubo for and on behalf of the Administrative Agent."

2.14  Capital Expenditures or Exploration Expenditures. Section 11.3(e) is hereby deleted in its entirety and replaced by the following:

"(i) The Borrower shall not incur Capital Expenditures with respect to the Gammon Group in any Fiscal Year in excess of 110% of the budgeted amount of Capital Expenditures for such Fiscal Year (the unutilized portion of which may not, for certainty, be carried forward for the next Fiscal Year). The budgeted amounts for Capital Expenditures for the Gammon Group for the balance of the Fiscal Year ending December 31, 2005 shall be U.S.$30,000,000 and for the Fiscal Year ending December 31, 2006 shall be an amount equal to the aggregate of (x) U.S.$85,000,000 and (y) the amount, if any, by which U.S.$30,000,000 exceeds the actual amount of Capital Expenditures incurred by the Borrower for the balance of the Fiscal Year ending December 31, 2005. Thereafter the budgeted amount for Capital Expenditures for the Gammon Group for subsequent Fiscal Years shall be as provided by the Borrower to the Administrative Agent pursuant to Section 11.1(b)(iv) to the extent accepted by the Administrative Agent in writing.

(ii) The Borrower shall not incur Exploration Expenditures with respect to the Gammon Group in any Fiscal Year in excess of 110% of the budgeted amount of Exploration Expenditures for such Fiscal Year (the unutilized portion of which may not, for certainty, be carried forward for the next Fiscal Year). The budgeted amounts for Exploration Expenditures for the Gammon Group for the balance of the Fiscal Year ending December 31, 2005 shall be U.S.$600,000 and for the Fiscal Year ending December 31, 2006 shall be U.S.$2,400,000. Thereafter the budgeted amount for Exploration Expenditures for the Gammon Group for subsequent Fiscal Years shall be as provided by the Borrower to the Administrative Agent pursuant to Section 11.1(b)(iv) to the extent accepted by the Administrative Agent in writing."

2.15 Subsidiaries. Section 11.3(g) of the Credit Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

"The Borrower shall not have any Subsidiaries other than the Guarantors, Gammon Lake Resources (NS) Incorporated and Gammon Lake Resources (USA) Inc. and shall not suffer or permit any Guarantor to have any Subsidiaries other than Gammon Mexico being a Subsidiary of Gammon Holdings and Cubo and Metales each being a Subsidiary of Mexgold."

2.16 Investments. Section 11.3(l) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

"The Borrower shall not, and shall not permit any other Company to, make any Investments in any Person, except:

(i)    extensions of trade credit and asset purchases in the ordinary course of business;

(ii)    Investments by the Borrower in any other member of the Gammon Group;

(iii)  Investments by Mexgold in any other member of the Mexgold Group; and

(iv)  notwithstanding Sections 11.3(l)(ii) and (iii), Investments by a Company in another Company solely for the purpose of permanently repaying the MMDT Indebtedness."

2.17 Acquisitions. Section 11.3(m) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

"Acquisitions. The Borrower shall not, and shall not suffer or permit any other Company to, make any Acquisitions (except for the Acquisition of the Ocampo Property, the El Cubo Property, the Las Torres Property and the Guadalupe Property)."

2.18 Amendments et al. Section 11.3(o) of the Credit Agreement is hereby amended by deleting the reference therein to "Mexgold Escrow Agreement" and replacing it with "MMDT Loan Document".

2.19 Events of Default. Sections 13.1(q) and (r) of the Credit Agreement are hereby amended by deleting the references therein to "October 31, 2006" and replacing them in each case with "December 31, 2006".

2.20 Further Assurances. Section 15.8 of the Credit Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:

"For certainty, the preceding sentence is applicable to the mortgaging in favour of the Administrative Agent of any real property that is subject to the Concessions acquired or being acquired by a Company and any such request to mortgage such real property shall be deemed to be reasonable."

2.21 Schedules. Schedules B and H to the Credit Agreement are hereby deleted in their entirety and replaced by Schedules B and H hereto.

2.22 Covenant to Pay Amendment Fee. The Borrower hereby covenants and agrees to pay to the Administrative Agent, for and on behalf of the Lenders according to their pro rata share of the aggregate Individual Commitments, an amendment fee of US$107,500 to be paid in three equal monthly instalments on October 15, 2006, November 15, 2006 and December 15, 2006.

ARTICLE 3 CONDITION PRECEDENT

3.1  Condition Precedent. This agreement shall not become effective until the Borrower has delivered to the Administrative Agent, or caused to be delivered to the Administrative Agent, an acknowledgement and consent by Gammon Holdings and Gammon Mexico in the form attached hereto.

ARTICLE 4 MISCELLANEOUS

4.1  No Default. The Borrower represents and warrants to and in favour of the Administrative Agent and the Lenders that no Default has occurred and is continuing as at the date this agreement becomes effective and no Default would arise immediately thereafter.

4.2  Future References to the Credit Agreement. On and after the date of this agreement, each reference in the Credit Agreement to "this agreement", "hereunder", "hereof", or words of like import referring to the Credit Agreement, and each reference in any related document to the "Credit Agreement", "thereunder", "thereof", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The Credit Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

4.3  Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

4.4  Inurement. This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

4.5 Conflict. If any provision of this agreement is inconsistent or conflicts with any provision of the Credit Agreement, the relevant provision of this agreement shall prevail and be paramount. This agreement shall not create any novation.

4.6  Further Assurances. The Borrower shall do, execute and deliver or shall cause to be done, executed and delivered all such further acts, documents and things as the Administrative Agent may reasonably request for the purpose of giving effect to this agreement and to each and every provision hereof.

4.7  Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement on the date first above written.

THE BANK OF NOVA SCOTIA, as Administrative Agent

By: ______________________
Name: MICHAEL K. EDDY
Title: DIRECTOR-MINING

By: ______________________
Name: Derek Tovich
Title: Associate Director

GAMMON LAKE RESOURCES INC.

By: ______________________
Name:
Title:

By: ______________________
Name:
Title:

THE BANK OF NOVA SCOTIA, as Lender

By: ______________________
Name: MICHAEL K. EDDY
Title: DIRECTOR-MINING

By: ______________________
Name: Derek Tovich
Title: Associate Director

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement on the date first above written.

THE BANK OF NOVA SCOTIA, as Administrative Agent

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

GAMMON LAKE RESOURCES INC.

By: ______________________________
Name: Colin Sutherland
Title: CFO

By: ______________________________
Name: Bradley Langille
Title:CEO

THE BANK OF NOVA SCOTIA, as Lender

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

SCHEDULE B
DISCLOSURE SCHEDULE

Section 10.1(o) – Locations of Tangible Assets

Borrower
1601 Lower Water Street, Suite 402	Equipment
Summit Place
Halifax, Nova Scotia B3J 2Z1
Canada

Gammon Holding
N/A

Gammon Mexico
Haciendas del Carrizal # 3402 - 202 Fracc.	Equipment, Motor Vehicles
Haciendas III C.P. 31238
Chihuahua, Chihuahua
Mexico
Ave. Antonia de Montes #1907-6	Equipment, Motor Vehicles
Col. San Felipe
Chihuahua, Chihuahua
Mexico CP 31240
The Concessions	Equipment, Inventory, Motor Vehicles

Mexico
1601 Lower Water Street, Suite 402	Equipment
Summit Place
Halifax, Nova Scotia B3J 2Z1
Canada

Cubo
Domicilio conocido	Equipment, Inventory, Motor Vehicles
Mineral del Cubo
36250 Guanajuato, Gto.
México

Metales
Domicilio conocido	Motor Vehicles
Mineral del Cubo
36250 Guanajuato, Gto.
México

Section 10.1(y) - Bank Accounts

Name and Address of Financial Institution	Description of Deposit Account or Other
Deposit

Borrower

Gammon Mexico

Mexico

Name and Address of Financial Institution	Description of Deposit Account or Other
Deposit

Cubo

Metales

Name and Address of Financial Institution	Description of Deposit Account or Other
Deposit

SCHEDULE H SECURITY DOCUMENTS

1.    The general security agreement made as of October 14, 2005 between the Borrower and the Administrative Agent;

2.    the charge over shares dated as of October 20, 2005 entered into by the Borrower in favour of the Administrative Agent;

3.    the deed of moveable hypothec dated October 20, 2005 entered into between the Borrower and the Administrative Agent;

4.    the moveable hypothec on specific claim dated October 20, 2005 entered into between the Borrower and the Administrative Agent;

5.    the collateral bond no. 1 dated October 20, 2005 issued by the Borrower in favour of the Administrative Agent;

6.    the debenture made as of October 20, 2005 entered into between Gammon Holdings and the Administrative Agent;

7.    the pledge agreement dated as of October 20, 2005 entered into between the Borrower, Gammon Holdings, Gammon Mexico and the Administrative Agent;

8.    the pledge without transfer of possession agreement dated as of October 20, 2005 entered into between Gammon Mexico and the Administrative Agent;

9.    the general security agreement to be entered into between Mexgold and the Administrative Agent;

10.  the pledge agreement to be entered into between Mexgold and the Administrative Agent;

11.  the pledge without transfer of possession agreement to be entered into between Cubo and the Administrative Agent; and

12.  the pledge without transfer of possession agreement to be entered into between Metales and the Administrative Agent.

in each case as the same may have been or may be further amended, modified, supplemented, restated or replaced from time to time.

ACKNOWLEDGEMENT AND CONSENT

The undersigned, each being a guarantor of the Borrower's obligations under, inter alia, the Credit Agreement, hereby acknowledge, agree to and consent to the foregoing amendments to the Credit Agreement and hereby confirm their obligations under their respective guarantees delivered pursuant to the Credit Agreement.